UNITED STATES
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ADESA, INC.
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Attached hereto is a set of slides that executive management of ADESA, Inc. (the “Company”) may use in connection with meetings with investors of the Company regarding the proposed acquisition of the Company by a group of private equity firms, led by Kelso & Company.   The special meeting of the stockholders of the Company whereby the stockholders will be asked to consider and vote upon the adoption and approval of the merger agreement providing for the acquisition of the Company will be held on March 28, 2007.  The definitive proxy statement relating to the special meeting was filed with the Securities and Exchange Commission on February 16, 2007.  Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Company relating to the acquisition through the Securities and Exchange Commission’s website at http://www.sec.gov, or by contacting the Company’s Investor Relations department at IRcontactus@adesa.com or 1-800-923-3725.

ADESA, Inc. Overview of Transaction February 2007

Disclaimer This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and include, without limitation, statements regarding anticipated financial results, the Company’s outlook and forecast, anticipated capital expenditures and industry trends. Such statements are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements. The statements are based on assumptions about important factors including: (1) trends in new and retail used vehicle sales; (2) economic conditions and competition; (3) trends in the vehicle remarketing industry; (4) corporate development activities, including acquisitions and investments in technology; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (6) the outcome of any legal proceedings that have been or may be instituted against ADESA and others relating to the Merger Agreement; (7) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to consummate the merger; (8) risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (9) the effect of the announcement of the merger on our customer relationships, operating results and business generally; (10) the amount of the costs, fees, expenses and charges related to the merger and the other risk factors described in the Company’s Annual Report on Form 10-K, and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these risk factors are outside of the Company’s control, and may involve risks that are not currently known to the Company that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this document are made as of the date hereof and the Company does not undertake to update its forward-looking statements. Non-GAAP Measures: This presentation refers to various non-GAAP (generally accepted accounting principles) financial measures. The Company believes that this information is useful to understanding its operating results and the ongoing performance of its underlying businesses without the impact of special items.

Agenda 1. Company Background 2. Summary of Key Matters 3. Transaction Overview 4. Key Considerations 5. Overview of the Board’s Process 6. Important Dates

Company Background Public company since June 2004 Management: David Gartzke (Chairman & CEO), A. R. Sales (President & COO), Tim Clayton (CFO) Key Financials¹: LTM Sales: $1,104 million LTM EBITDA²: $291 million One of North America’s leading providers of wholesale and salvage vehicle auctions and independent used vehicle dealer financing through two primary businesses: Auction Services Group (10,400 employees) and Dealer Services Group (500 employees) 54 used vehicle auction sites 42 salvage vehicle auction sites 85 loan production offices Note: 1 LTM as of 12/31/06; see slide 30 for non-GAAP reconciliation to GAAP financials 2 Adjusted for non-recurring items

Summary of Key Points All cash offer price of $27.85 per share announced on December 22, 2006 Extensive and thorough sales process Approached 21 potential strategic and financial buyers Enterprise Value / EBITDA of 10.1x¹ The transaction break-up fee is relatively low, and the Company is free to consider other offers Bidder is a strategic buyer with synergies and costs savings opportunities Insurance Auto Auctions, Inc. is a private company that required a considerable amount of additional equity to secure the transaction The Company faces significant execution risk over the next few years to compete effectively and grow the business Significant investments in IT and major facilities relocations Standardization of auction operations will be disruptive Challenging industry environment Automotive retail environment has steadily deteriorated through 2006 and into 2007 Some of ADESA’s largest OEM customers continue to lose market share Fleet deliveries down vs. prior year Senior management supports the offer and is not participating in the transaction Note: 1 LTM as of 9/30/06; see slide 30 for non-GAAP reconciliation to GAAP financials

Transaction Overview Overview of Transaction: Offer Price: Equity Valuation: ¹ Enterprise Valuation: ¹ ‚ ² Notes: 1 Based on fully diluted share count including exercise of outstanding options and restricted stock units of 276,494 as of 9/30/06 2 Total cash and cash equivalents of $211 million less assumed cash in transit of approximately $166 million as of 9/30/06; cash in transit represents unavailable cash in the Company's bank accounts as a result of Senior management is not participating in the transaction Cash purchase of ADESA, Inc. ("ADESA" or "Company") by a strategic buyer, IAAI, and a group of equity sponsors ("Equity Sponsors") that includes Kelso & Company, GS Capital Partners, ValueAct Capital Master Fund, L.P. and PCap Managers (collectively, the “Buyer”) $2,536 million All cash offer price of $27.85 per share not conditioned on financing $2,851 million customer checks that have been deposited but have not yet been cleared

Transaction Overview (continued) Stockholder Vote: Regulatory Approval: Break-Up Fee: Timeline: Anticipated Filing of the Definitive Proxy: 2/16/07 Special Meeting of Stockholders: 3/28/07 Record Date: 2/12/07 $40 million break-up fee (1.6% of total equity value) is at the lower end of market based upon historical precedent ADESA will hold a special meeting of its stockholders on March 28, 2007 for the purpose of obtaining the approval of the transaction Clearance of the merger under the HSR Act has been obtained

Key Considerations ADESA’s size and scale remain sub-optimal, creating need to invest in strategic initiatives yet limiting ability to do so as a public company Quarterly focus on EPS will make implementation of initiatives a challenge Not getting full value recognition from public markets Lack of public comparable companies Variety of business units (two auction businesses and a finance company) may cause confusion Relatively low trading volume limits liquidity and causes more volatile stock movement Public Company Challenges

Key Considerations (continued) IT initiatives to streamline, standardize and enhance systems will take considerable time and investment to complete Relocations of auctions in several high growth markets are necessary to expand capacity for growth Centralization and standardization of auction operations may cause operational disruptions Additional infrastructure investment will require both capital and operating expenses that will pressure EPS growth Significant Near-Term Investment Required Entails Significant Risk

Key Considerations (continued) The $27.85 per share offer represents a multiple of 10.1x LTM EBITDA¹, which is 23% higher than ADESA’s average of 8.2x since the IPO Offer represents a premium of almost 10% to the closing price on the day before announcement, and a premium of approximately 37% to the closing price on the date the Board authorized the process in July 2006 ADESA stock price never reached $27.85 before announcement Attractive Valuation Note: 1 LTM as of 9/30/06; see slide 30 for non-GAAP reconciliation to GAAP financials Board concluded that $27.85 now is more attractive to stockholders than a potentially higher future trading price when discounted to present value, even assuming successful execution of planned initiatives

Macro Trends Influencing the Industry Industry auction volumes relatively flat over the past 5 years Limited growth in new vehicle sales affects trade-ins and auction volumes Decline in retail used car sales impacting demand and vehicle auction volumes “the loss of more than 2.6 million units of retail used vehicle sales in 2006 dampened demand and led to gradually declining wholesale prices. I expect this softness to continue into 2007 unless and until used vehicle sales are triggered by greater dealer discounting, ample tax refunds and more solid economic growth.” — Tom Kontos, Vice President, ADESA Analytical Services Future off-lease volume through auctions may be mitigated by better setting of residuals and wholesale prices Repossessions may continue at lower than historical levels due to better lending standards and collecting practices Capacity reductions at OEMs expected to influence industry Declining production may reduce program vehicles Rental fleets moving to more at-risk vehicles General economic factors continue to affect volumes

Execution Risks New CIO hired in March 2006 recommended to the Board on July 25, 2006 significant IT investments that ADESA should undertake in order to meet changing requirements of existing customers and enhance its competitive profile Outlined substantial investment program detailing the risks and costs of undertaking (or forgoing) such IT system improvements Internet auctions within the last 1-2 years have become increasingly important Total estimated spend over next 3 years: $67 million Relocations IT Investments Acquisitions Currently at capacity in 4 important growth markets; new expanded facilities necessary to leverage existing relationships and market presence Total estimated net spend over next 3 years: $83 million Acquisitions and investments in new facilities necessary to increase market share, operating leverage and address customer needs Total estimated net spend over next 3 years: $150 million

Execution Risks (continued) Ongoing Maintenance IT and Facility CAPEX Operational Excellence Execution risks may depress the market price of ADESA common stock in the future Operating initiatives designed to enhance efficiencies through standardization and centralization of auction processes Integration and standardization necessary to improve consistency and quality of service as well as improve operating efficiencies Increased application of technology is necessary to enhance operations and customer satisfaction Costs and operational challenges may precede anticipated improvements Ongoing IT capex includes purchases of new hardware, network stabilization and improved business continuity processes Ongoing facility capex for auction sites’ upkeep Total estimated spend over next 3 years: $120 million

Merger with Strategic Buyer explored in 2005. Discontinued due to proposed exchange of stock, no cash consideration and little or no premium to ADESA stockholders In early 2006, the Board reviewed various strategic alternatives, including a leveraged recapitalization, strategic breakup of ADESA, strategic merger, strategic joint venture and leveraged buyout of ADESA The Board also concluded that adverse tax consequences associated with a sale of the individual business units would impair value to stockholders Over the course of several meetings from April through July 2006, the Board evaluated all of the alternatives After reviewing the broad range of alternatives in detail, the Board concluded that a sale of the entire Company could be a value-maximizing alternative to stockholders Thorough Analysis of Strategic Options

Extensive and Thorough Sale Process ADESA conducted a robust process, contacting 21 total parties, including 17 of the leading private equity firms, to solicit interest in a possible acquisition of ADESA UBS distributed an initial bid package to 18 potential bidders 10 preliminary bids were received Six bidders conducted thorough financial, legal, operational, accounting and environmental due diligence Key due diligence issues: IT capital expenditures, relatively flat US auction vehicle sales over the past five years, volume growth assumptions, expenditures for relocations and ability to achieve benefits of operational excellence initiatives 2 of the bidders conducted site visits to the Framingham and Montreal sites and met with the regional vice presidents Extensive Due Diligence Top-Tier Financial Sponsors Contacted

Key Buyer Observations Concerns about the industry outlook and probability of attaining growth expectations Significant IT investment and risks associated with committing a large amount of capital over a lengthy time horizon Potential business interruption and customer loss Potential cost overruns and delays Unfamiliarity with and / or lack of experience in the industry Inability to achieve an acceptable valuation for the Company All but one of second round participants withdrew from the process citing some of the following reasons:

Successful Contract Negotiations On November 8, 2006, the day of the deadline for final bids, NO bids were received On November 10, 2006, ADESA received 1 final bid from the Buyer and extensive price and contract negotiations ensued: ADESA did NOT accept the Buyer’s initial offer of $27.00 per share submitted on November 10, 2006 Extensive negotiations led to three offer increases and the Buyer agreed to a final offer price of $27.85 The Buyer attempted to decrease price, but the Board held firm Concurrently with the price discussions, the contract negotiations were finalized over several weeks Key merger contract issues: elimination of financing as a closing condition, limited guarantees by Equity Sponsors for reverse break-up fee, amount of break-up fee and timing of closing The Buyer (including its investors) is subject to contractual standstill agreement with the Company

Key Transaction Terms ADESA successfully negotiated a contract with favorable terms Break-Up Fee $40 million break-up fee (1.6% of equity value) is at the lower end of market based upon market precedent Fully Financed Offer Merger consideration is all-cash, which provides certainty of value to stockholders Merger is not conditioned on the ability of the Buyer to obtain financing Equity commitment and debt commitment letter terms received Price $27.85 offer price represents an enterprise value of $2.9 billion (10.1x trailing EBITDA¹) Note: 1 LTM as of 9/30/06; see slide 30 for non-GAAP reconciliation to GAAP financials

Stock Price Comparison Notes: 1 LTM as of 6/30/06; adjusted for non-recurring charges; see slide 30 for non-GAAP reconciliation to GAAP financials 2 LTM as of 9/30/06; adjusted for non-recurring charges; see slide 30 for non-GAAP reconciliation to GAAP financials Pre - Process ( 7 /2 6 /06) Offer Price ( 12 /2 2 /06) Share Price $2 0.31 $ 27.85 LTM EBITDA $2 79 mm¹ $282 mm² Ent erprise Value $2.1 bn $2.9 bn Enterprise Value/ LTM EBITDA 7.5 x 10 .1 x

Stock Price Performance Since IPO 5.8% Offer Price: $27.85 Average Price since IPO: $22.52 Board of Directors initiates process (7/26/06) Share Price: $20.31 ValueAct Capital files 13D disclosing a 5.3% ownership position in KAR stock (11/23/05) Share Price: $20.31 ValueAct Capital files 13D disclosing a 3.8% ownership position in KAR stock (5/12/06) Share Price: $24.44 6/16/2004 12/16/2004 6/17/2005 12/19/2005 6/21/2006 12/22/2006 14 16 18 20 22 24 26 28 Price ($USD) 0 1,000 2,000 3,000 4,000 5,000 6,000 Volume (000s) Volume Price

Relative Stock Price Performance ADESA stock price likely impacted by market rumors of a transaction ADESA Copart S&P 500 S&P 400 Midcap Share Price ($) 20.31 26.67 1,268 737 25.40 29.71 1,422 805 Percent Increase (%) 25.1% 11.4% 12.1% 9.3% Source: FactSet as of 12/21/06 12/21/2006 7/26/2006

Transaction Provides an Attractive Premium Acquisition Premiums Analysis Offer Price Date Price $27.85 % Premium to Day Prior to Announcement ¹ 12/21/2006 $25.40 9.6% % Premium to Pre-Announcement All-Time High 11/22/2006 $26.91 3.5% % Premium to IPO Price 6/16/2004 $24.00 16.0% % Premium to VWAP Since IPO ² $21.94 26.9% % Premium to Board Initiation of Sale Process 7/26/2006 $20.31 37.1% Source: FactSet Notes: 1 Based on closing prices as of December 21, 2006, the day before the announcement of the merger 2 Reflects volume weighted average price since IPO on 6/16/04 through 12/21/06

Fairness Opinion Valuation Overview $27.85 $23.83 – $29.86 Selected Companies Analysis Merger Consideration Per ADESA Share Implied Price Per ADESA Share Source: ADESA proxy filed 1/25/07 Selected Transactions Analysis $25.68 – $34.10 $27.85 Discounted Cash Flow Analysis $25.86 – $32.48 $27.85

Highlighted Trading Comparable — Copart Significant Business Differences Conversion rates significantly different between salvage and whole car industries Lower margin reconditioning and ancillary services are necessary for ADESA to serve institutional customers Copart does a large portion of its business through virtual selling; ADESA’s provides both live and online auction services Large institutional customers and Manheim have significant influence on ADESA prices Copart clear market leader ADESA is signifcantly smaller than #1 Manheim ADESA Copart Operating Metrics: Sales Growth 8.8% 14.9% EBITDA Margins 28.1% 40.3% 25.8% 41.7% EBITDA Growth 4.6% 14.7% Credit Statistics: Debt / Total Capitalization 23.1% 0.0% Debt / LTM EBITDA 1.3x 0.0x Source: Public filings; estimates per I/B/E/S consensus CY 2004-2006 CAGR 2006/2007 Average 2004/2005 Average CY 2004-2006 CAGR

Highlighted Precedent Transaction — IAAI IAAI ADESA Offer Price Per Share $28.25 $27.85 Fully Diluted Shares Outstanding (mm) 12.8 91.1 Implied Equity Value $360 $2,536 Net Debt 25 315 Implied Enterprise Value 385 2,851 Enterprise Value / LTM Sales 1.6x 2.7x Enterprise Value / LTM EBITDA 2 8.2x 10.1x 1 All diluted share numbers and net debt figures from latest filings before transactions (IAAI as of 12/26/04 and ADESA as of 9/30/06); 2 LTM EBITDA adjusted for non-recurring items; IAAI LTM EBITDA adjusted for estimated cost savings and incremental revenue, non-cash charges and other non-recurring ¹ ($ millions) ¹ expenses (IAAI Amended S-4 filed 9/14/05) IAAI net debt does not include cash in transit; ADESA net debt does not include cash in transit of approximately $166 million as of 9/30/06

Historical Trading Multiple Analysis — EV / LTM EBITDA Offer: 10.1x¹ Average Since IPO: 8.2x Source: FactSet Note: 1 LTM as of 9/30/06; see page 30 for non-GAAP reconciliation to GAAP financials 4.0x 6.0x 8.0x 10.0x 12.0x Jun-04 Nov-04 Apr-05 Sep-05 Feb-06 Jul-06 Dec-06 Pre-Announcement Multiple (12/21/06) 9.3x High (7/16/04) 9.9x Low (10/12/04) 6.1x Average Since IPO 8.2x $27.85 Offer Price 10.1x

Thomas L. Cunningham: Retired in 2002 as Director, Remarketing Strategy for Ford Motor Co. Highly Qualified Independent Directors W. Van Bussmann: Retired in 2004 as Senior Vice President – Global Forecasting at J.D. Power and Associates. Former corporate economist at DaimlerChrysler. Dennis O. Green: Managing member and founder of Celadon, LLC, a real estate development firm. Retired in 1997 as Chief Auditor of Citicorp. Former General Auditor of Ford Motor Co. Nick Smith: Of counsel at law firm of Fryberger, Buchanan, Smith & Frederick. Donald C. Wegmiller: Chairman of the Clark Consulting - Healthcare Group, a unit of Clark, Inc. Previously served as Vice Chairman and President of HealthSpan Health Systems Corporation, a healthcare network company. Deborah L. Weinstein: Partner at LaBarge Weinstein, LLP, a business law firm.

Important Dates Record Date for Stockholder Vote: February 12, 2007 Anticipated Mailing of Proxy Materials: February 20, 2007 Special Meeting of Stockholders: March 28, 2007 Anticipated Closing of the Transaction: Q2 2007

Summary Fair Price Premium Thorough Process The Board conducted an extensive and thorough exploration of its strategic options Contacted and / or received inquiries from 21 parties Met numerous times to consider various strategic possibilities and partners The Board undertook a thorough process before arriving at its determination that the proposed all-cash transaction is fair to, and in the best interests of, ADESA and its stockholders Considered potentially higher future trading price and concluded it to be less attractive on a present value basis The offer price represents a premium of approximately 37% to ADESA’s closing share price of $20.31 on July 26, 2006, the date the Board authorized the initiation of this process

Financial Reconciliation to GAAP LTM LTM Fiscal Year ($ millions) 6/30/2006 9/30/2006 12/31/2006 Net Income 127.0 129.6 126.3 Add back: Loss (income) from Discontinued Operations 0.4 0.6 0.5 Income from Continuing Operations 127.4 130.2 126.8 Add back: Income tax expense 74.3 76.4 77.6 Interest expense 28.7 28.4 27.4 Depreciation and amortization 43.4 44.7 46.5 EBITDA 273.8 279.7 278.3 Add back: Gain on interest rate swap (0.5) - - Loss on extinguishment of debt 2.9 - - Kitchener charge 2.7 2.7 2.7 Transaction Expenses - - 6.1 Aircraft Impairment - - 3.4 Total Adjustments 5.1 2.7 12.2 Adjusted EBITDA 278.9 282.4 290.5 Less: Depreciation and amortization (43.4) (44.7) (46.5) Adjusted EBIT 235.5 237.7 244.0